SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

GENERAL CABLE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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GENERAL CABLE CORPORATION
Four Tesseneer Drive
Highland Heights, Kentucky 41076
Telephone (859) 572-8000

Dear Shareholder:

     You are cordially invited to attend the 2002 Annual Meeting of Shareholders which will be held at 10:00 a.m., local time, Wednesday, May 8, 2002, at Four Tesseneer Drive, Highland Heights, Kentucky.

     You will find enclosed a notice of our 2002 Annual Meeting that identifies the two proposals for shareholder action. We encourage you to read the Proxy Statement carefully.

     At the meeting, we will report to shareholders on the affairs of our Company. During a discussion period, shareholders will have an opportunity to bring up matters of interest relating to our Company.

     As you will note from the enclosed proxy material, the Board of Directors recommends that you vote FOR each of the proposals set forth in the Proxy Statement.

Sincerely,

GREGORY B. KENNY President and Chief Executive Officer

March 15, 2002

YOUR VOTE IS IMPORTANT. YOU MAY VOTE BY THE INTERNET OR TELEPHONE OR BY SIGNING AND RETURNING THE PROXY CARD. PLEASE FOLLOW THE INSTRUCTIONS ON THE PROXY CARD FOR THE VOTING METHOD YOU SELECT.

General Cable Corporation
Four Tesseneer Drive
Highland Heights, Kentucky 41076
Telephone (859) 572-8000

NOTICE OF THE 2002 ANNUAL MEETING OF SHAREHOLDERS

     The 2002 Annual Meeting of Shareholders of General Cable Corporation (“General Cable”) will be held on Wednesday, May 8, 2002, at 10:00 a.m., local time, at Four Tesseneer Drive, Highland Heights, Kentucky, to consider and act upon the following proposals:

1.	Election of two directors;

2.	Ratification of the appointment of Deloitte & Touche LLP, independent certified public accountants, to audit the 2002 consolidated financial statements of General Cable; and

3.	Such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on March 11, 2002, are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

Robert J. Siverd Secretary

March 15, 2002

PROXY STATEMENT TABLE OF CONTENTS

PROXY STATEMENT

     The Board of Directors of General Cable Corporation (“General Cable” or the “Company”) is providing this Proxy Statement for the solicitation of proxies from holders of outstanding common stock for the 2002 Annual Meeting of Shareholders (“Annual Meeting”) on May 8, 2002, and at any meeting adjournment. The principal executive offices of General Cable are located at Four Tesseneer Drive, Highland Heights, Kentucky 41076. General Cable is mailing this Proxy Statement, the accompanying proxy form and General Cable’s Annual Report to Shareholders for the 2001 fiscal year to all shareholders entitled to receive notice and to vote at the Annual Meeting beginning on or about April 1, 2002.

VOTING PROCEDURES

Your Vote is Very Important

     Whether or not you plan to attend our Annual Meeting, please take the time to vote either by the Internet or telephone using the instructions on the proxy card or by completing and mailing the enclosed proxy card as soon as possible. If you decide to vote using the proxy card, you must sign, date and mail it and indicate how you want to vote. If you do not so indicate, your proxy will be voted as recommended by the Board of Directors.

Record Date

     Holders of record of General Cable common stock, par value $0.01 per share, at the close of business on March 11, 2002 (the “Record Date”) will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournments. At the Record Date, 32,896,335 shares of common stock were issued and outstanding.

How to Revoke Your Proxy

     If you later wish to revoke your proxy, you may do so by (1) sending a written statement to that effect to the Secretary of General Cable at the above address; (2) submitting a properly signed proxy having a later date; (3) making an oral revocation by telephone using the telephone voting instructions on the proxy card; or (4) voting in person at the Annual Meeting.

Vote Required and Method of Counting Votes

•	Number of Shares Outstanding. At the close of business on the Record Date, there were 32,896,335 shares of common stock outstanding and entitled to vote at the Annual Meeting.

•	Vote Per Share. You are entitled to one vote per share on matters presented at the Annual Meeting. Shareholders do not have cumulative voting rights in the election of directors.

•	Quorum. A majority of outstanding shares, present or represented by proxy, makes a quorum for the transaction of business at the Annual Meeting.

•	Vote Required. The following is an explanation of the vote required for each of the two items to be voted on at the Annual Meeting:

Proposal 1 — Election of Directors

     The two nominees receiving the highest number of votes will be elected. If you do not wish your shares to be voted for a particular nominee, you may withhold votes using the telephone voting instructions on the proxy card or you may withhold votes by indicating in the space provided on the proxy card.

Proposal 2 — Ratification of Appointment of Auditors

     The affirmative vote of a majority of shares present in person or by proxy is required for approval of Proposal 2. Abstentions and “broker non-votes” (i.e., when a broker does not have authority to vote on a specific issue) will have the effect of a vote against Proposal 2.

Discretionary Voting Power

     The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. In addition, on matters raised at the Annual Meeting that are not covered by the proxy statement, the person named in the proxy card will have full discretionary authority to vote unless a shareholder has followed the advance notice procedures discussed below under “Nominees for Director.” If any nominee for election as a director becomes unable to accept nomination or election, which we do not anticipate, the persons named in the proxy will vote for the election of another person recommended by the Board.

ELECTION OF DIRECTORS

(Proposal 1)

Nominees for Director

     Two directors will be elected at the 2002 Annual Meeting.

     Under General Cable’s Certificate of Incorporation, the Board is divided into three classes of Directors serving staggered three-year terms. Each class is to be as nearly equal in number as reasonably possible. Terms of office for directors were set up so that the initial term of office of the Class I directors expired at the 1998 annual meeting; the initial term of Class II directors expired at the 1999 annual meeting; and the initial term of Class III directors expired at the 2000 annual meeting. At the 2002 Annual Meeting, the term of Class II directors expires. Directors elected to succeed those directors whose terms have expired have a term of office lasting three years and until their successors are elected.

     Under General Cable’s By-laws, shareholders cannot present any proposals for shareholder vote, including the election of directors, unless the advance notice procedure described below is followed. Under this procedure, the only candidates eligible for election at a meeting of shareholders are candidates nominated by or at the direction of the Board of Directors and candidates nominated at the meeting by a shareholder. Shareholders will be given a reasonable opportunity at the Annual Meeting to nominate candidates for the office of director. The By-laws require that a shareholder wishing to nominate a director candidate must first give the Secretary of General Cable a written nomination notice at least sixty (60) days before the date of the Annual Meeting.

     The nomination notice must set forth the following information as to each individual nominated:

X	The name, date of birth, business address and residence address of the individual;

X	The business experience during the past five years of the nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which those occupations and employment were carried on, and additional information about the nature of his or her responsibilities and level of professional competence which permits an assessment of the candidate’s prior business experience;

X	Whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity;

X	Any directorships held by the nominee in any company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or covered by Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; and

X	Whether, in the last five years, the nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee.

     The nomination notice must also provide the following information about the person submitting the nomination notice and any person acting in concert with that person: (1) the name and business address of that person, (2) the name and address of that person as they appear in the Corporation’s books, and (3) the class and number of General Cable shares that are beneficially owned by that person. The nomination notice must include the nominee’s signed written consent to being named in a proxy statement as a nominee and to serve as a director if elected. If the presiding officer at any shareholders’ meeting determines that a nomination was not made in accord with these procedures, he or she will so declare to the meeting and the defective nomination will be disregarded.

     Set forth below is certain information relating to the two persons who were nominated by the Board of Directors on January 29, 2002, for reelection as Class II directors at the Annual Meeting. Also set forth below is information about Class I and Class III continuing directors. The information is based on data furnished to General Cable by the individual directors. The new term of office for each nominee runs from the 2002 Annual Meeting until the annual meeting of shareholders to be held in 2005 and until his successor shall have been elected and qualified.

Class II Director Nominees for Election at the Annual Meeting

[photo] Gregory B. Kenny Age 49 Director since 1997 President and Chief Executive Officer of General Cable	Mr. Kenny has served as President and Chief Executive Officer of General Cable since August 2001. He was President and Chief Operating Officer of General Cable from May 1999 to August 2001. From March 1997 to May 1999, he was Executive Vice President and Chief Operating Officer of General Cable. From June 1994 to March 1997, he was Executive Vice President of the subsidiary of General Cable which was General Cable’s immediate predecessor. He is also a director of IDEX Corporation (NYSE: IEX)

[photo] Robert L. Smialek Age 58 Director since 1998 Chairman of the Audit Committee, Member of the Corporate Governance Committee	Mr. Smialek has been President and Chief Executive Officer of Applied Innovation, Inc. (NASDAQ: AINN) since July 2000. From May 1993 until June 1999, he was the Chairman, President and Chief Executive Officer of Insilco Corporation (OCR Bulletin Board: INSL) a diversified manufacturing company based in Dublin, Ohio. He has been a director of Coors Tek (NASDAQ: CRTK) since December 1999.

Class I Continuing Directors

[photo] Jeffrey Noddle Age 55 Director since 1998 Chairman of the Compensation Committee and Member of the Audit Committee	Mr. Noddle has been the President and Chief Executive Officer of Minneapolis-based SUPERVALU INC. (NYSE: SVU) since June 2001. He was previously President and Chief Operating Officer from September 2000 to May 2001 and President and Chief Operating Officer of its Wholesale Food Companies since February 1995. SUPERVALU is the largest food wholesaler in the United States. Mr. Noddle has held various marketing and merchandising positions with SUPERVALU since 1976. He is also a director of Donaldson Company, Inc. (NYSE: DCI)

[photo] John E. Welsh, III Age 51 Director since 1997 Non-executive Chairman of the Board and Member of the Compensation Committee and the Corporate Governance Committee	Mr. Welsh has been the Managing Director of Continuation Investments Group Inc. since October 2000. From May 1995 to December 1999, he served as Vice Chairman of the board of directors of SkyTel Communications, Inc. From November 1992 until May 1995, he served as a Managing Director of SkyTel and a director of the company from September 1992 until December 1999.

Class III Continuing Directors

[photo] Gregory E. Lawton Age 51 Director since 1998 Chairman of the Corporate Governance Committee and Member of the Compensation Committee	Since October 2000, Mr. Lawton has been President and Chief Executive Officer of Johnson Wax Professional. From January 1999 until September 2000, he was President and Chief Operating Officer of S.C. Johnson Professional, Inc. Prior to joining Johnson Wax, Mr. Lawton was President of NuTone Inc., a subsidiary of Williams plc based in Cincinnati, Ohio, from 1994 to 1998. From 1989 to 1994, Mr. Lawton served with Procter & Gamble (NYSE: PG) where he was Vice President and General Manager of several consumer product groups. Mr. Lawton is a director of Johnson Worldwide Associates, Inc. (NASDAQ: JWAIA)

[photo] Michael R. Young Age 57 Director since 2002 Member of the Audit Committee and the Compensation Committee	Mr. Young has served as President and Chief Executive Officer of YORK International Corporation (NYSE:YRK) since February 2000. Previously, he was President of YORK’s Central Environmental Systems business from November 1999 to February 2000 and Chief Executive Officer and President of YORK’s Bristol Compressors subsidiary from December 1996 to October 1999. From April 1991 to December 1995, Mr. Young served as Chairman, President and Chief Executive Officer of Evcon Industries.

Board Committees and Meetings

     General Cable’s Board of Directors meets regularly during the year as do its standing Committees, which are the Compensation Committee, the Audit Committee and the Corporate Governance Committee. In 2001, each director attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which he served. In 2001, the Board of Directors held six regular meetings.

     The fee schedule for General Cable directors, paid only to directors who are not officers or employees of General Cable, is as follows: annual retainer fee of $70,000, payable at least one-half in common stock of General Cable (which must be deferred into the Company’s Deferred Compensation Plan) and up to one-half in cash (which may be deferred into the Company’s Deferred Compensation Plan). A director may elect to receive up to 100% of the retainer fee in common stock. In order to be eligible to receive the retainer, a director must have attended at least 75% of the board meetings in the prior year, unless attendance was excused by the Chairman.

     Outside directors are reimbursed for related out-of-pocket expenses for attendance at board and committee meetings. Also, each outside director is eligible to receive an annual grant of an option to acquire 1,500 shares of General Cable common stock at the stock’s fair market value when granted. These options generally vest over three years.

     In addition, John E. Welsh, III, who has served as Non-exective Chairman of the Board sinch August 2001, is entitled to annual compensation of $170,000, payable one-half in cash and one half in common stock, plus grants of stock options from the Compensation Committee, for his services as Chairman. In December 2001, the Compensation Committee awarded Mr. Welsh 10,000 options on common stock as part of his compensation for these services.

     The membership and functions of each committee are described below:

     Audit Committee: Consists of Robert L. Smialek (Chairman), Jeffrey Noddle and Michael R. Young. The Committee generally reviews and makes recommendations to the Board of Directors on General Cable’s auditing, financial reporting and internal control functions. This Committee also recommends the firm that General Cable should retain as its independent accountant. None of the members are officers or employees of General Cable.

Report of Audit Committee

     The Audit Committee of the Board of Directors, which consists entirely of independent directors under the rules of the New York Stock Exchange, has furnished the following report in compliance with the rules of the Securities and Exchange Commission (“SEC”):

     The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board, which is attached as Appendix A to this Proxy Statement. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval.

     The Audit Committee is responsible for overseeing the Company’s overall financial reporting process. In fulfilling its responsibilities for the financial statements for the year 2001, the Audit Committee:

•	Reviewed and discussed the audited financial statements for the year ended December 31, 2001 with management and Deloitte & Touche LLP (“D&T”), the Company’s independent auditors;

•	Discussed with D&T the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit; and

•	Received written disclosures and the letter from D&T regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed with D&T their independence.

     The Audit Committee also considered the status of other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

     Based on the Audit Committee’s review of the audited financial statements and discussions with management and D&T, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the SEC.

     In addition, the Committee has reviewed fees billed to the Company for the fiscal year ended December 31, 2001, by the Company’s principal accounting firm, Deloitte & Touche, LLP. These fees consist of the following:

Audit Fees, including statutory audit fees related to General Cable’s wholly-owned foreign subsidiaries	$620,000
Financial Information Systems
Design and Implementation Fees	0
All Other Fees, including fees for tax consulting, permitted internal audit outsourcing, employee benefit plan audits, assistance in understanding and applying financial accounting and reporting standards, assistance with proposed transactions, and other non-audit services	1,487,000

$2,107,000

     The Audit Committee has considered whether the provisions of these services is compatible with maintaining Deloitte & Touche’s independence.

Audit Committee: Robert L. Smialek, Chairman Jeffrey Noddle Michael R. Young

     Compensation Committee: Consists of Jeffrey Noddle (Chairman), Gregory E. Lawton, John E. Welsh, III and Michael R. Young. The Committee reviews and acts on General Cable’s executive compensation and employee benefit plans and programs, including their establishment, modification and administration. It also determines the compensation of the Chief Executive Officer and other executive officers. None of the members are officers or employees of General Cable.

     Corporate Governance Committee: Consists of Gregory E. Lawton (Chairman), Robert L. Smialek and John E. Welsh, III. The Committee considers and recommends nominees for election as directors, appropriate director compensation, and the membership and responsibilities of Board committees. It also conducts, in conjunction with the Compensation Committee, an annual performance evaluation of the Chief Executive Officer and sets performance objectives for the CEO. The Committee also reviews management development and succession policies and practices. None of the members are officers or employees of General Cable.

     The Board of Directors recommends that shareholders vote FOR the election of the two nominees as directors.

BENEFICIAL OWNERSHIP OF SHARES BY MANAGEMENT

     The following table sets forth information, as of March 1, 2002, concerning the beneficial ownership of General Cable’s common stock by (i) each director and director nominee of General Cable; (ii) each executive officer of General Cable named in the Summary Compensation Table; and (iii) all directors and executive officers of General Cable as a group. This information is based on data furnished by the named persons. Except as otherwise indicated, the beneficial owners of common stock listed below have sole investment and voting power with respect to these shares.

	Shares Beneficially Owned (1)

Name of Beneficial Owner	Number		Percent (2)

Gregory B. Kenny, Director, Officer and Nominee	318,850	(3)	*
Gregory E. Lawton, Director	9,377	(4)	*
Jeffrey Noddle, Director	9,377	(5)	*
Robert J. Siverd, Officer	172,251	(6)	*
Robert L. Smialek, Director and Nominee	12,377	(7)	*
Christopher F. Virgulak, Officer	138,369	(8)	*
John E. Welsh, III, Director	41,060	(9)	*
Michael R. Young, Director	3,000	(10)	*
All directors and officers as a group	704,661		2.14

*	Means less than 1.0%

(1)	Beneficial ownership is determined under the rules of the SEC and includes voting or investment power with respect to the shares.

(2)	The percentages shown are calculated based on the total number of shares of common stock which were outstanding at the Record Date (32,896,335 shares of common stock).

(3)	Includes 2,100 shares held by Mr. Kenny as custodian for his children and 1,167 shares of restricted stock awarded to Mr. Kenny under the General Cable 1997 Stock Incentive Plan as to which he has voting power; and 281,000 shares covered by options in common stock which may be exercised within sixty (60) days of March 1, 2002. Excludes 136,500 shares of restricted and unrestricted common stock deferred under the General Cable Deferred Compensation Plan.

(4)	Includes 7,500 shares covered by stock options which may be exercised by Mr. Lawton within sixty days of March 1, 2002. Excludes 10,035 shares of common stock deferred under the General Cable Deferred Compensation Plan.

(5)	Includes 7,500 shares covered by stock options which may be exercised by Mr. Noddle within sixty days of March 1, 2002. Excludes 10,035 shares of common stock deferred under the General Cable Deferred Compensation Plan.

(6)	Includes 20,892 shares of restricted stock awarded to Mr. Siverd under the General Cable 1997 Stock Incentive Plan as to which he has voting power and 114,333 shares covered by stock options which may be exercised by Mr. Siverd within sixty days of March 1, 2002. Excludes 30,000 shares of restricted common stock deferred under the General Cable Deferred Compensation Plan.

(7)	Includes 7,500 shares covered by stock options which may be exercised by Mr. Smialek within sixty days of March 1, 2002. Excludes 10,035 shares of common stock deferred under the General Cable Deferred Compensation Plan.

(8)	Includes 115,666 shares covered by stock options which may be exercised by Mr. Virgulak within sixty days of March 1, 2002. Excludes 52,246 shares of restricted and unrestricted common stock deferred under the General Cable Deferred Compensation Plan.

(9)	Includes 10,500 shares covered by stock options which may be exercised by Mr. Welsh within sixty days of March 1, 2002. Excludes 15,147 shares of common stock deferred under the General Cable Deferred Compensation Plan.

(10)	Excludes 914 shares of common stock deferred by Mr. Young under the General Cable Deferred Compensation Plan.

TRANSACTIONS WITH THE COMPANY

     In October 1998, the Board of Directors approved the Stock Loan Incentive Plan (“SLIP”). Under the SLIP, executive officers and General Cable key employees were provided the opportunity to increase their ownership of General Cable common stock by purchasing shares worth an aggregate of $6.12 million in the open market using funds loaned by the Company. Loans made were full-recourse loans which mature in five years when they must be repaid in full along with accrued interest. Loans also become due and payable in case of a participant’s termination of employment, death or a change of control as defined in the SLIP. The loans bear interest at 5.12%, which was the applicable federal rate provided by the Internal Revenue Service when the loans were made. Dividends on common stock purchased by participants are applied to reduce interest on the loans. In addition, participants under the SLIP were awarded a long-term incentive of one restricted stock unit for each share of stock purchased, which vests 100% at the end of five years. When vested, each restricted stock unit will be exchangeable for one share of common stock. The units vest immediately in case of a change in control of General Cable or the death of a participant.

     Participants were not permitted to sell shares of General Cable common stock purchased under the SLIP for three years from the date of acquisition. If shares are sold after three and before five years and the loan is not repaid, the interest rate will increase to 15%.

     At the end of 2001, loans to present and former executive officers were outstanding as follows: to Mr. Kenny in the amount of $619,109 relating to his acquisition of 31,791 shares; to Mr. Rabinowitz in the amount of $1,179,190 relating to his acquisition of 60,551 shares; to Mr. Virgulak in the amount of $412,719 relating to his acquisition of 21,193 shares; and to Mr. Siverd in the amount of $412,719 relating to his acquisition of 21,193 shares. Management believes that increasing the shareholdings of executive officers through the SLIP further motivates the officers to take actions to enhance shareholder value.

SIGNIFICANT SHAREHOLDERS

     The following table sets forth information about each person known to General Cable to be the beneficial owner of more than 5% of General Cable’s common stock. General Cable obtained this information from its records and statements filed with the SEC under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 and received by General Cable through the Record Date.

	Shares Beneficially Owned (1)

Name and Address of Beneficial Owner	Number		Percent(2)

Putnam Investments, Inc.	4,489,571	(3)	13.65
Putnam Investment Management, Inc.
The Putnam Advisory Company, Inc.
One Post Office Square
Boston, MA 02109
Snyder Capital Management, L.P.	3,767,100	(4)	11.45
Snyder Capital Management, Inc.
350 California Street, Suite 1460
San Francisco, CA 94104
FMR Corp.	2,403,100	(5)	7.30
82 Devonshire Street
Boston, MA 02109

(1)	Beneficial ownership is determined under the rules of the SEC and includes voting or investment power with respect to the shares.

(2)	The percentages shown are calculated based on the total number of shares of common stock which were outstanding at the Record Date (32,896,335 shares of common stock).

(3)	These shares of General Cable common stock are owned by a variety of investment advisory clients of Putnam Investment Management, LLC (“PIML”) and The Putnam Advisory Company, LLC (“PACL”), both of which are wholly-owned subsidiaries of Putnam Investments, LLC (“PI”). No client of either investment adviser is known to beneficially own more than 5% of the outstanding shares of General Cable common stock. PI has shared voting power with respect to 1,493,124 shares and shared dispositive power with respect to 4,489,571 shares. PACL has shared voting power with respect to 1,493,124 shares and shared dispositive power with respect to 3,110,731 shares. PIML is the investment adviser to the Putnam family of mutual funds, and the funds’ trustees have voting power over the shares held by each fund. PIML has no voting power and shared dispositive power with respect to 1,378,840 shares.

(4)	These shares of General Cable common stock are owned by a variety of investment advisory clients of Snyder Capital Management, L.P. (“SCMLP”). Snyder Capital Management, Inc. (“SCMI”) is the general partner of SCMLP. No client of either investment adviser is known to own more than 5% of the outstanding shares of

General Cable common stock. SCMLP and SCMI have shared voting power with respect to 3,431,400 shares and shared dispositive power with respect to 3,767,100 shares.

(5)	These shares of General Cable common stock are owned by FMR Corp. as a parent holding company, Fidelity Management and Research Company (“Fidelity”), Fidelity Management Trust Company (“Fidelity Trust”) and Edward C. Johnson 3d and members of his family. Fidelity beneficially owns 1,643,900 shares or 5.006% of the common stock of General Cable by reason of its acting as investment advisor to various registered investment companies. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, has sole power to dispose of 759,200 shares of General Cable, and Edward C. Johnson 3d and FMR Corp. each has sole disposition power over 759,200 shares. Members of the Johnson family are the predominant owners of Class B shares of FMR Corp. common stock representing about 49% of the voting power of FMR Corp.

EXECUTIVE COMPENSATION

     The following table sets forth information regarding the compensation paid to the Chief Executive Officer, the former Chairman and Chief Executive Officer who served until August 2001, and the two other most highly compensated executive officers of General Cable (including its subsidiaries) for services rendered in all capacities for fiscal years 1999, 2000 and 2001.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation

				Restricted
				Stock and
				Unit	Options	LTIP	All Other
Name and Principal Position	Fiscal Year	Salary	Bonus	Awards(1)	(Shares)	Payouts(2)	Compensation(3)

Gregory B. Kenny	2001	505,577	200,000	0	150,000	0	62,174
President and	2000	480,000	120,000	578,250	0	240,000	32,190
Chief Executive Officer	1999	416,365	0	0	126,000	0	44,690
Stephen Rabinowitz	2001	435,000	0	0	0	0	8,275,488
Former Chairman and	2000	725,000	181,250	925,000	0	435,000	77,195
Chief Executive Officer	1999	673,462	0	0	200,000	0	83,207
Christopher F. Virgulak	2001	315,000	100,000	0	40,000	0	37,914
Executive Vice	2000	300,000	99,000	231,300	0	105,000	20,070
President and Chief	1999	250,000	0	0	58,000	0	25,251
Financial Officer
Robert J. Siverd	2001	300,000	100,000	0	40,000	0	37,984
Executive Vice	2000	275,000	123,750	231,300	0	96,250	19,136
President, General	1999	253,404	0	0	56,000	0	26,556
Counsel and Secretary

(1)	The amounts listed for 2000 represent the value of restricted common stock granted subject to time (six years) and performance vesting conditions.

The number and aggregate value of restricted stock holdings of executive officers at December 31, 2001, based on the year-end share price of $13.10 were: Mr. Kenny, 50,167 shares, $657,187; Mr. Virgulak, 22,246 shares, $291,423; and Mr. Siverd, 20,892 shares, $273,685.

The vesting schedule for awards of restricted common stock which vest within three years from date of grant is as follows: 15,954 shares granted to Mr. Kenny vest one-half each year from date of grant

(February 3, 1999); 3,500 shares granted to Mr. Kenny vest one-third each year from date of grant (February 3, 1999); 8,303 and 8,227 shares granted to Mr. Virgulak and Mr. Siverd, respectively, vest one-half each year from date of grant (February 3, 1999); and 1,000 shares granted to Mr. Virgulak vest one-third each year from the date of grant (February 3, 1999). Dividends are paid to holders of restricted common stock as and when declared by the Board of Directors.

(2)	Represents awards under the Mid-Term Incentive Plan approved by shareholders at the 2000 Annual Meeting.

(3)	Includes (a) imputed income from life insurance in the amount $1,584 in 2001, $990 in 2000, and $1,417 in 1999 for Mr. Kenny; $1,584 in 2001, $2,878 in 2000 and $3,813 in 1999 for Mr. Rabinowitz; $1,584 in 2001, $571 in 2000, and $711 in 1999 for Mr. Virgulak; and $1,584 in 2001, $1,261 in 2000, and $1,888 in 1999 for Mr. Siverd; and (b) employer matching and additional contributions pursuant to General Cable’s retirement and savings and excess benefit plans in the amounts $60,590 in 2001, $31,200 in 2000, and $43,273 in 1999 for Mr. Kenny; $11,900 in 2001, $47,125 in 2000 and $73,782 in 1999 for Mr. Rabinowitz; $36,330 in 2001, $19,489 in 2000, and $24,554 in 1999 for Mr. Virgulak; and $36,400 in 2001, $17,875 in 2000, and $24,668 in 1999 for Mr. Siverd.

The amount listed for Mr. Rabinowitz for 2001 includes $8,262,004 paid in connection with his termination of employment and retirement from his former position as Chairman and Chief Executive of General Cable. The Board of Directors determined to pay Mr. Rabinowitz the compensation and benefits due upon termination of employment under his Employment Agreement described below under “Employment Agreements.” The material features of this compensation included payment of (a) $4,785,000 or three times his salary and applicable incentive target of 120% of salary; (b) $3,153,782 which represents his benefit from participation in the Supplemental Executive Retirement Plan; (c) $253,053, which is the earned incentive for the part of 2001 that he served as Chief Executive Officer; and (d) $70,169, which represents payment for unused vacation and fringe benefits covered under his Employment Agreement. All payments were made in cash net of applicable withholding taxes. In addition, under his Employment Agreement, Mr. Rabinowitz became vested in 300,000 unvested options in Company common stock, which together with his existing vested options (total of 766,500 shares) became available for exercise for twelve months from August 7, 2001; became entitled to receive shares of restricted common stock of General Cable that he deferred in the Company’s Deferred Compensation Plan (approximately 287,259 shares) as well as amounts due under applicable retirement and savings plans in which he participated and to continued participation in the Stock Loan Incentive Plan (See Transactions with the Company). Mr. Rabinowitz also will receive some continuing benefits from the Company including health and insurance benefits for three years and a company automobile. The value of the shares of common stock and noncash benefits is subject to income and other taxes and Mr. Rabinowitz will be subject to pay the applicable taxes on their value.

Employment Agreements

     Below are summary descriptions of the separate employment agreements between General Cable (and certain subsidiaries) and Messrs. Kenny, Rabinowitz, Virgulak and Siverd as amended (each an “Employment Agreement”).

Employment Agreements

     Messrs. Kenny, Rabinowitz, Virgulak and Siverd have Employment Agreements with three-year terms beginning October 18, 1999 with automatic one-year extensions unless General Cable or the executives elect not to extend. Each executive earns a base salary approved by the Compensation Committee and has an opportunity to earn a bonus for attainment of specified performance goals approved by the Compensation Committee under the 1999 Incentive Bonus Program and any performance based bonus program for senior executives applicable after 1999. Upon termination of employment, each executive will be entitled to any bonus deferred for any year prior to the year in which termination of employment occurs in addition to any accrued and unpaid base salary and benefits under the existing plans (other than severance benefits). Furthermore, in case of a termination due to death or Disability, by General Cable other than for Cause or by the executive for Good Reason (as defined), the executive receives immediate vesting and lapsing of restrictions on unvested stock awards under the applicable agreements. In case of a termination by General Cable other than for Cause or by the executive for Good Reason, the Employment Agreement also provides for a payment equal to a multiple (the “Multiplier”) of the sum of their base salary and the target bonus under the Annual Incentive Plan applicable to the year termination occurs subject to a minimum target. The executives are also entitled to their continuation as a participant in General Cable’s executive health and welfare benefit plans for the number of years represented by the Multiplier. The differences among these agreements are as follows: Mr. Kenny serves as President and Chief Executive Officer, is entitled to an annual salary of $550,000, and has a Multiplier of 3. Mr. Rabinowitz, former Chairman and Chief Executive Officer, was paid a salary of $435,000 for his partial service in 2001 and had a Multiplier of 3. Mr. Virgulak serves as Executive Vice President and Chief Financial Officer, is entitled to an annual salary of $328,387 and has a Multiplier of 2. Mr. Siverd serves as Executive Vice President, General Counsel and Secretary, is entitled to an annual salary of $312,750, and has a Multiplier of 2.

Change-In-Control Agreements

     Below are summary descriptions of the change-in-control agreements between General Cable and each of Messrs. Kenny, Rabinowitz, Virgulak and Siverd effective October 18, 1999 (the “Change-in-Control Agreements”).

Change-in-Control Agreements

     The Change-in-Control Agreements provide benefits if the executive’s employment is terminated by General Cable or General Cable’s subsidiaries or by General Cable’s successor without Cause (as defined). Benefits are also payable if the executive terminates his employment with General Cable or General Cable’s subsidiaries or with General Cable’s successor for any one of certain specified events detrimental to the executive (“Good Reason”) and the termination occurred within six months before, or, in the case of Messrs. Virgulak or Siverd, within two years after, or, in the case of Mr. Kenny and Mr. Rabinowitz, within three years after, any one of certain specified events producing a change in control of General Cable (a “Change-in-Control”). In that case, the executive would receive a payment equal to a specified multiple of the sum of (1) the executive’s annual base salary at the time of the termination of the executive’s employment (or, in the case of a termination of employment for Good Reason based on a reduction of his annual base salary, the annual base salary in effect immediately prior to such reduction) and (2) the executive’s target annual bonus applicable to the year in which employment is terminated or the year in which the Change-in-Control occurs, whichever is greater. There is a fixed minimum Annual Incentive Plan percentage target for each executive. In addition, General Cable or its successor agreed to continue the executive’s participation in General Cable-sponsored executive health and welfare benefit plans until the earlier of the same specified multiple of 12 months following the date of the executive’s termination of employment or the date the executive receives equivalent coverage and benefits under the plans of a subsequent employer. The multiples were as follows: Mr. Kenny and Mr. Rabinowitz — three times; Mr. Virgulak and Mr. Siverd — two times. On a Change-in-Control, restrictions on any unvested awards will become fully vested and immediately exercisable under the Stock Incentive Plan.

OPTION GRANTS

     Below is a table with information on option grants for fiscal 2001 made by General Cable to the executive officers listed in the Summary Compensation Table.

Option Grants In Last Fiscal Year(1)

					Potential Realizable
					Values at Assumed Annual
					Rates of Stock Price
	Number of	Percent of Total			Appreciation for
	Securities	Options Granted to			Option Term (2)
	Underlying Options	Employees in Fiscal	Exercise or
Name	Granted	Year	Base Price	Expiration Date	5%	10%

Gregory B. Kenny	150,000	23.52	$13.40	1/29/2012	1,266,000	2,733,000
Christopher F. Virgulak	40,000	6.27	$13.40	1/29/2012	337,600	728,800
Robert J. Siverd	40,000	6.27	$13.40	1/29/2012	337,600	728,800

(1)	The grants shown above were a part of the executive officers’ compensation for performance in 2001. The grants were made under the Company’s 1997 Stock Incentive Plan.

(2)	The Company selected potential realizable values at assumed 5% and 10% rates as provided in the SEC rules. The values shown, therefore, are not intended as a forecast of the Company’s common stock price in the future.

Option Exercises In Last Fiscal Year
And Fiscal Year-End Option Values

     Shown below is a table setting forth information concerning unexercised options held by the executive officers listed in the Summary Compensation Table at the end of 2001. To the Company’s knowledge, none of these officers exercised any General Cable stock options during 2001.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
			Options at Fiscal Year-End		Fiscal Year End (1)
	Shares Acquired
Name	on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Gregory B. Kenny	0	0	281,000	192,000	131,200	262,400
Stephen Rabinowitz	0	0	766,500	0	615,000	0
Christopher F. Virgulak	0	0	115,666	59,334	51,934	103,865
Robert J. Siverd	0	0	114,333	58,667	49,200	98,400

(1)	The closing price of General Cable’s common stock on the NYSE on December 31, 2001 was $13.10 per share.

PENSION PLAN TABLE

     Set forth below is a pension table showing estimated annual benefits payable upon retirement under General Cable’s defined benefit retirement plan.

	Years of Service

Remuneration (Average of Three
Highest Annual Compensation Levels)	10	15	20 or more

$400,000	100,000	150,000	200,000
450,000	112,500	168,750	225,000
500,000	125,000	187,500	250,000
550,000	137,500	206,250	275,000
600,000	150,000	225,000	300,000
650,000	162,500	243,750	325,000
700,000	175,000	262,500	350,000
750,000	187,500	281,250	375,000
800,000	200,000	300,000	400,000

     Effective January 1, 2000 the Company adopted a defined benefit Supplemental Executive Retirement Plan (the “SERP”) to cover key executives of the Company. The SERP generally provides for a target retirement benefit equal to 2.5% of final average pay times years of credited service (not greater than 20) to be paid upon retirement from the Company. The actual SERP benefit is the excess, if any, of the target benefit over the sum of (i) the annuity equivalent of the vested portion of contributions under General Cable’s Retirement and Savings Plan (the “Retirement Plan”) and the Benefit Equalization Plan (the “Equalization Plan”) for the account of such employee (plus or minus aggregate investment gains or losses thereon) including employer provided matching contributions, (ii) amounts payable under the frozen defined benefit Retirement Income Guarantee Plan (the “RIGP”), and (iii) 50% of the estimated age 65 retirement benefit payable under the Social Security Act. For purposes of the SERP, final average pay is defined as the average of the highest three consecutive years of compensation in the last five years. SERP compensation includes base salary plus cash incentive compensation, other forms of incentive bonuses and amounts deferred under the Retirement Plan. Service is credited under the Plan for the number of years and months of employment with the Company and its subsidiaries. In addition, service with a prior employer may also be recognized. If prior employer service is credited the target benefit is also offset for prior employer benefits attributable to that service.

     General Cable terminated its former defined benefit plan as of December 31, 1985 and adopted the defined benefit RIGP as of January 1, 1986 . For persons hired on or before January 1, 1986, the RIGP generally provides for an additional retirement benefit equal to the amount, if any, by which the total of the annuity equivalent of the employees accrued benefit under the former retirement plan at December 31, 1985, plus the annuity equivalent of the vested portion of General Cable’s contributions under General Cable’s Retirement Plan on the account of such employee (plus or minus aggregate investment gains or losses thereon) is less than the retirement benefit that the employee would have received if the former retirement plan had continued. The years of service, average compensation and social security entitlement used in calculating the retirement benefit for each participant were frozen as of December 31, 1993. Any compensation, years of employment or contributions to a participant’s Retirement Plan after that date are not included in the benefit calculation.

     General Cable’s Equalization Plan generally makes up certain reductions caused by Internal Revenue Code of 1986 limitations in the annual retirement benefit determined pursuant to the RIGP and in General Cable’s contributions on behalf of an employee pursuant to the Retirement Plan. Those amounts not payable under the RIGP, the former retirement plan, or the Retirement Plan due to such limitations would be payable under the Equalization Plan.

     Estimated annual benefits under the SERP, RIGP, and the Equalization Plan are illustrated in the table above. The amounts were calculated under the single life annuity option form of pension, payable to participants at the normal retirement age of 65. The amounts shown in the table would be further reduced by the annuity equivalent of the vested portion of General Cable’s contributions under General Cable’s Retirement Plan, including employer provided matching contributions and 50% of the estimated age 65 retirement benefit payable under the Social Security Act.

     Mr. Kenny, Mr. Virgulak and Mr. Siverd have 19, 14, and 18 full credited years, respectively, with General Cable and its subsidiaries, under the SERP (including any prior employer service credited). Mr. Rabinowitz had 13 years of credited service under the SERP at August 2001, when his service terminated. Mr. Kenny and Mr. Siverd have 11 and 10 full credited years of service, respectively, with General Cable and its subsidiaries, under the RIGP and the Equalization Plan, which represent a carryover of their years of service with The Penn Central Corporation. All participants are 100% vested under the Retirement Plan and Equalization Plan. Mr. Kenny and Mr. Siverd are 100% vested under the RIGP.

COMPENSATION COMMITTEE REPORT

     General Cable has a Compensation Committee (the “Committee”), which is currently comprised of four outside directors. The Committee is responsible for establishing the Company’s compensation policy and making all decisions regarding compensation for the Chief Executive Officer and the other named executive officers, including approving their base salaries and bonus amounts, target financial performance levels under incentive plans, and granting stock options and other long-term incentives.

     Executive Compensation Objectives

     The Company’s executive compensation plans are intended to attract and retain executives and key management employees and to motivate them to take actions to continually enhance shareholder value. In principle, the Company targets base salaries at the 50th percentile of a broad survey of industrial companies of similar size, scope and complexity, and, if target business objectives are achieved, provides the opportunity to receive total annual cash compensation at the 75th percentile. The targets are established annually to reflect 75th percentile performance within the survey group. Executives may earn incentive compensation above that level if performance exceeds the specified 75th percentile targets. The incentive programs and awards described below are implemented based on achievement of performance goals that result in a significant percentage of total compensation being linked to financial performance objectives that, in the Committee’s view, are linked directly to shareholder value. In 2001, the Company as in previous years reviewed and assessed the appropriateness and competitiveness of General Cable’s executive compensation programs in relation to comparable companies. Based on the review in 2001, the Committee is satisfied that executive compensation programs at General Cable are reflective of market compensation practices and conditions.

     Components of the Executive Compensation Program

     In 2001, the compensation program for the Company’s executive officers consisted of the following components: (1) base salary; (2) annual incentive bonus; (3) mid-term incentive bonus; and (4) long-term incentive compensation consisting of potential awards of stock options and restricted common stock. The Company’s incentive programs are the principal parts of the total compensation program that are designed to reward executives for short- and long-term enhancements to shareholder value.

     Base Salaries. The Committee reviews base salaries each year and adjusts them as appropriate in light of Company performance, individual performance and the executive’s position and level of responsibilities. During 2001, base salaries of the executive officers were reviewed and adjusted to reflect 50th percentile compensation levels for executives in public companies of General Cable’s size and industry position as well as individual and Company performance.

     Annual Incentives. For calendar year 2001, executive officers and key employees had the opportunity to earn cash and common stock awards based on attainment of financial, operational and individual performance goals established at the beginning of 2001. Under the General Cable Annual Incentive Plan, the Committee selects one or more performance objectives as targets for a particular year in light of business conditions and the Company’s annual Business Plan, including factors such as levels of earnings per share, net income, and return on net operating assets. Awards were made for 2001 performance in cash as shown in the Summary Compensation Table based on attainment of various performance goals.

     Mid-Term Incentives. The Mid-Term Incentive Plan was adopted in 1999 and phased in beginning in 2000. The Plan was designed as a bridge between the Annual Incentive Plan and the long-term Stock Incentive Plan and provides incentives for certain executive officers and key employees based on Company financial performance. Performance is measured by Total Business Return (as defined in the Mid-Term Plan) over three-year rolling performance periods. Under the Plan, the current performance cycle consisted of Total Business Return for calendar years 2000 and 2001. No award was made for the current performance cycle as Plan goals were not met.

     Long-Term Incentives. The Company has used and continues to use stock options and restricted stock awards as long-term incentives to tighten the relationship between executive compensation and return to General Cable shareholders. Grants of stock options were made to executive officers and are shown in the Compensation Table. The Committee considers at least annually whether additional grants of stock options, restricted stock or other awards authorized under Company incentive plans are appropriate to increase corporate performance, to encourage increased ownership of the Company’s stock by executive officers, and to foster retention of key executives.

     Chief Executive Officer Compensation

     Mr. Rabinowitz served as Chairman and Chief Executive Officer of General Cable until early August 2001, and was paid $435,000 of his annual salary of $725,000 provided for in his Employment Agreement. As Chief Executive Officer, he was eligible and participated in the Annual Incentive Plan and the Mid-Term Incentive Plan, which provided opportunities to earn bonuses (100% and 120% of base salary, respectively) for accomplishment of objective performance goals set by the Compensation Committee in the beginning of 2001. Mr. Rabinowitz, however, terminated his employment in early August 2001 and retired. In connection with his termination of employment, the Board acting as the Compensation Committee, determined to provide the benefits that apply in a termination of employment under his Agreement. The amounts paid and payable to Mr. Rabinowitz under his Agreement are described below the Summary Compensation Table and the Board believes that the compensation provided for in the Agreement was appropriate.

     Mr. Kenny succeeded Mr. Rabinowitz as Chief Executive Officer in August 2001. Under his Employment Agreement, Mr. Kenny was paid an annual salary of $480,000 which was adjusted to $550,000 starting in August based on Committee review and consideration of relevant competitive market data for chief executive officers. Mr. Kenny was also provided an opportunity to receive a bonus under the Annual Incentive Plan equal to 100% of his base salary in 2001 and he was eligible to receive compensation above that level if actual performance exceeded the objective performance goals set by the Committee. He also was provided an opportunity to earn a bonus equal to 120% of his base salary under the Mid-Term Incentive Plan. For 2001, Mr. Kenny received a bonus of $200,000 based on the judgment of the Committee in its discretion that, largely in his role as Chief Executive Officer, he succeeded in completing the strategic divestiture of the Building Wire business and in restructuring and repositioning the Company for recovery and future growth in 2002 and beyond. Mr. Kenny did not receive any incentive award under the Mid-Term Incentive Plan.

     The Company (and its subsidiaries) also provide certain benefit programs in which the listed executive officers participate. The compensation for these executive officers for 2001 is detailed in this proxy statement. Mr. Kenny’s participation in these programs reflects what the Committee believes is the participation that other executives at his level in similarly sized organizations would expect.

     Policy Under Section 162(m)

     In 1993, Congress enacted Section 162(m) of the Internal Revenue Code, which could limit the deductibility of executive compensation paid to the Chief Executive Officer and the other executive officers of the Company. The legislation generally provides that compensation in excess of $1 million in any year paid to the Chief Executive Officer or any one of the next four most highly compensated officers is not deductible for income tax purposes unless it qualifies as performance-based compensation or satisfies certain other limited exceptions. The Committee believes that payments and awards in 2001 under the Company’s incentive bonus and stock incentive plans should either qualify as performance-based compensation or be exempt under an applicable regulation or otherwise not be covered by 162(m). As a matter of general policy, the Committee intends to design future Company compensation plans so that a substantial amount of payments and awards under the plans will qualify for income tax deductions.

Jeffrey Noddle, Chairman Gregory E. Lawton John E. Welsh, III Michael R. Young

STOCK PRICE PERFORMANCE GRAPH

     The graph below compares the monthly percentage change in cumulative total shareholder return on General Cable common stock in relation to cumulative total return of the Standard & Poor’s 500 Stock Index and a peer group of companies selected by General Cable for the period beginning May 16, 1997, the date that General Cable (“BGC”) common stock began trading on the NYSE, through December 31, 2001.

Cumulative Return Comparison: General Cable Common Stock
S&P 500 Index and Peer Group*

GRAPH DATA

	May 97	Dec 97	Dec 98	Dec 99	Dec 00	Dec 01

General Cable	100	167	143	53	32	97
Peer Group	100	125	121	161	102	103
S&P 500	100	117	148	177	159	138

*	Assumes that the value of the investment in General Cable common stock and each index was 100 on May 16, 1997. The peer group of companies consists of Belden Inc. (NYSE: BWC), Cable Design Technologies Corp. (NYSE: CDT), CommScope, Inc. (NYSE: CTV) and Superior TeleCom Inc. (NYSE: SUT). Returns of the peer group are weighted by capitalization. The companies in the peer group were changed this year: Encore Wire Corporation was eliminated and CommScope was added. The reason for the change is to provide a more representative peer group in light of General Cable’s business mix shift due to the divestiture in 2001 of its Building Wire business.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 2001, all compensation determinations and awards were made by the independent directors who make up the Compensation Committee. There were no interlocking relationships between executive officers or directors of the Company and the compensation committee of any other company during 2001.

RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP
TO AUDIT THE 2002 CONSOLIDATED FINANCIAL STATEMENTS OF GENERAL CABLE

(Proposal 2)

     In accordance with the recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche LLP, independent certified public accountants, to audit the consolidated financial statements of General Cable and its subsidiaries for 2002.

     General Cable expects representatives of Deloitte & Touche LLP to attend the Annual Meeting, to be available to respond to appropriate questions from shareholders, and to have the opportunity to make a statement if they so desire.

     The Board of Directors recommends that shareholders vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP to audit the 2002 consolidated financial statements of General Cable.

OTHER INFORMATION

Solicitation of Proxies

     Solicitation of proxies is being made by management at the direction of General Cable’s Board of Directors, without additional compensation, through the mail, in person or by telephone. The cost will be borne by General Cable. In addition, General Cable will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record and General Cable will reimburse them for their expenses in so doing. General Cable has retained Mellon Investor Services to aid in the solicitation of proxies for a fee of $5,500 plus out-of-pocket expenses.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires General Cable’s directors and executive officers, and persons who own more than ten percent of a registered class of General Cable’s equity securities, to file initial reports of ownership and reports of changes in ownership of General Cable common stock with the SEC. These persons are required by SEC regulations to furnish General Cable with copies of all Section 16(a) forms which they file. Based solely on review of the copies of forms furnished to General Cable, or written representations that no annual forms (SEC Form 5) were required, General Cable believes that all such SEC filings during 2001 complied with the reporting requirements.

Shareholder Proposals for Year 2003 Annual Meeting

     Shareholder proposals under Rule 14a-8 of the Securities Exchange Act of 1934 for the 2003 Annual Meeting of Shareholders must be received by General Cable no later than November 15, 2002, in order to be considered for inclusion in General Cable’s proxy statement for that meeting. Shareholder proposals not made under Rule 14a-8 must be made in accordance with the sixty-day advance notice procedure described on page 3. All proposals must be communicated in writing to the Secretary of General Cable at its headquarters address.

By Order of the Board of Directors,

ROBERT J. SIVERD Secretary

Highland Heights, Kentucky
March 15, 2002

APPENDIX A

GENERAL CABLE AUDIT COMMITTEE CHARTER
(Effective February 8, 2000)

     RESOLVED, that under Section 141(c) of the Delaware General Corporation Law, there is hereby created an Audit Committee of the Board of Directors, whose members shall consist of at least three directors of the Corporation who are generally financially literate, including at least one member with accounting or related financial management expertise, designated by the Board of Directors. None of the members of the Committee may be an officer or employee of the Corporation or any of its subsidiaries and each member shall be free of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of the member’s independent judgment. The Audit Committee shall have no alternate members and each member shall serve until the Board of Directors shall choose his successor. No member of the Audit Committee may be removed except by the vote of a majority of the non-management directors of the Corporation. The Board of Directors shall fill any vacancies occurring among the members of the Audit Committee.

     The Committee is expected to maintain free and open communication, including private executive sessions at least annually, with the independent accountants, internal auditors, and the management of the Corporation. In discharging this role, the Committee is empowered to investigate any matter brought to its attention and may retain counsel or other experts in aid of this purpose. This designation and charter of the Audit Committee will be reviewed annually.

     In support of the oversight function of the Board of Directors, the Audit Committee is authorized to carry out the following responsibilities:

     1.     Provide the primary input for the recommendation to the Board of Directors for the selection and retention of the independent accounting firm or firms that audit the consolidated financial statements of the Corporation and review the scope and terms of their engagement and their cost. In the process, the Committee will discuss and consider the auditor’s written affirmation that the auditor is independent in fact, will discuss the nature and scope of the audit process, receive and review all reports and will provide to the independent accountant full access to the Committee (and the Board of Directors) to report on any appropriate matters.

     2.     Provide guidance and oversight to the internal audit function of the Corporation (whether conducted internally or by an independent accounting firm), including review of the terms of engagement, the scope of the program, the competence of key personnel engaged in the function, the results of the audits and their cost.

     3.     Review financial statements (including quarterly reports) with management and the independent auditor. It is anticipated that these discussions will include quality of earnings, review of reserves and accruals, consideration of the suitability of accounting principles, review of highly judgmental areas, audit adjustments whether recorded or not, and such other inquiries as may be appropriate. Based on the review, the committee shall make its recommendation to the board as to the inclusion of the company’s audited financial statements in the company’s annual report on Form 10-K.

     4.     Discuss with management and the auditors the quality and adequacy of the internal controls of the Corporation, including the policies and procedures adopted or continued by management in order to conform to the requirements of the Securities and Exchange Act and the Foreign Corrupt Practices

Act.

     5.     Discuss and review with management the status of pending litigation, tax matters and other areas of oversight to the legal and compliance areas as appropriate, including a discussion of compliance with the policies in the Corporation’s Standards of Business Practice relating to conflicts of interest, illegal payments, illegal financial practices and unethical behavior.

     6.     Review the terms for the engagement of one or more firms of independent accounting or consulting firms to perform non-audit services, the scope of projected services, the cost of the services, and, if the firm has been engaged to carry out audit services, whether the non-audit services will, in the opinion of the Audit Committee, adversely affect the independence of the firm in performing its audit responsibilities.

     7.     Report to the full Board on the activities of the Audit Committee and issue a summary report (including appropriate oversight conclusions) suitable for submission to the shareholders of the Corporation.

Notice of 2002 Annual Meeting Of Shareholders And Proxy Statement

[GENERAL CABLE LOGO]

                                  General Cable

                           HIGHLAND HEIGHTS, KENTUCKY

           PROXY FOR 2002 ANNUAL MEETING OF SHAREHOLDERS, MAY 8, 2002

                  Solicited On Behalf of the Board of Directors

         The undersigned hereby appoints Gregory B. Kenny, Christopher F.
Virgulak and Robert J. Siverd, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Shareholders of
General Cable to be held at 10:00 a.m. on May 8, 2002, at Four Tesseneer Drive,
Highland Heights, Kentucky, and at any postponement or adjournment thereof, and to vote all of the shares of General Cable which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned directs that this proxy be voted as marked on the reverse side.

         This Proxy will, when properly executed, be voted as directed. If no directions to the contrary are indicated in the boxes provided, the persons named above intend to vote FOR each proposal listed on the reverse side. A majority of the attorneys and proxies present and acting at the meeting in person or by their substitutes (or if only one is present and acting, then that one) may exercise all the powers granted. Discretionary authority is conferred as to certain matters which may properly come before the meeting. As of the date of the Proxy Statement, management is not aware of any other matter to be presented at the meeting that is not described in the Proxy Statement. Please refer to the Proxy Statement for more information on discretionary voting authority.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE

                            YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF THREE WAYS:

1.   Vote by Internet at http://www.eproxy.com/bgc ]

                                       or

2.   Call toll free1-800-435-6710 on a touch-tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call

                                       or

3.   Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                  PLEASE VOTE

                        TO VIEW OUR ANNUAL REPORT ONLINE

                       GO TO: http//www.generalcable.com

1.  Election of Directors: Gregory B. Kenny and Robert L. Smialek

     FOR all nominees listed above (except as marked to the contrary)      [ ]

     WITHHOLD AUTHORITY to vote for all nominees listed above              [ ]
     To withhold authority to vote for any individual
     nominee, write that nominee's name on the space
     provided below.

 I consent to future
 access to the Annual Report and Proxy
 Statements electronically
 via the Internet. I understand that the
 Company may no longer distribute printed
 materials to me for any future shareholder
 meeting until such consent is revoked. I
 understand that I may
 revoke my consent at any time.        [ ]

2.  Approve the appointment of Deloitte & Touche LLP to audit the 2002 consolidated financial statements of General Cable.

            FOR           AGAINST         ABSTAIN
            [ ]             [ ]             [ ]

Signature
          --------------------------------------

Signature                                         Date
          --------------------------------------        -------

Please sign exactly as your name or names appear here. When shares are held by joint tenants, all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign name by authorized person.

Check box if you plan to attend the Annual Meeting    [  ]

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